EXHIBIT 99.1

Exponent Reports First Quarter Fiscal 2012 Results

MENLO PARK, Calif., April 18, 2012 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the first quarter ended March 30, 2012.

For the first quarter of 2012, revenues before reimbursements increased 4% to $66,470,000, as compared to $64,183,000 in the first quarter of 2011. Total revenues were $71,925,000, as compared to $73,473,000 in the same period one year ago.

Net income for the first quarter increased to $8,201,000, or $0.57 per diluted share, as compared to $8,003,000, or $0.53 per diluted share, reported in the same quarter one year ago. EBITDA1 improved to $14,800,000, as compared to $14,422,000 in the first quarter last year.

During the first quarter, Exponent repurchased $4.0 million of its common stock, leaving $40.4 million available under its currently authorized repurchase program. The Company closed the quarter with $103.7 million in cash, cash equivalents and short-term investments.

"We are pleased with our performance in the first quarter, especially considering the difficult comparison to the same quarter last year when we had significant defense product sales," commented Dr. Paul Johnston, President and CEO. "During the quarter, we experienced good demand for both reactive and proactive services. We achieved higher utilization while also adding to our consulting staff and carefully managing expenses. Notable performances in the quarter included our mechanics and materials, electrical and thermal sciences practices, as well as our health and environmental groups.

"The first quarter was a solid start to fiscal year 2012, for which we continue to expect growth in revenue before reimbursements to be in the low- to mid-single digits. This growth has been tempered by the fact that our largest projects in 2011 accounted for a greater percentage of our revenues than in a typical year. We expect these projects will be stepping down in their level of activity over the next several quarters. As a result we expect 2012 utilization to be lower by a percentage point or two as compared to last year, and the EBITDA1 margin will be down slightly. We remain optimistic about our ability to leverage our multidisciplinary approach and expertise to capitalize on new market opportunities as we expand our business," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 18, 2012, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-4774 or 480-629-9760. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030, and entering reservation 4531659#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, net interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended March 30, 2012 and April 1, 2011
(unaudited)
(in thousands, except per share data)

	Quarters Ended
	March 30,	April 1,
	2012	2011

Revenues
Revenues before reimbursements	$ 66,470	$ 64,183
Reimbursements	5,455	9,290

Revenues	71,925	73,473

Operating expenses
Compensation and related expenses	46,175	42,700
Other operating expenses	5,562	5,782
Reimbursable expenses	5,455	9,290
General and administrative expenses	2,917	3,335

	60,109	61,107

Operating income	11,816	12,366

Other income
Interest income, net	77	21
Miscellaneous income, net	1,840	992
	1,917	1,013

Income before income taxes	13,733	13,379

Income taxes	5,532	5,376

Net income	$ 8,201	$ 8,003

Net income per share:
Basic	$ 0.59	$ 0.55
Diluted	$ 0.57	$ 0.53

Shares used in per share computations:
Basic	13,859	14,532
Diluted	14,419	15,140

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
March 30, 2012 and December 30, 2011
(unaudited)
(in thousands)

	March 30,	December 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 78,520	$ 84,439
Short-term investments	25,157	25,260
Accounts receivable, net	74,101	73,065
Prepaid expenses and other assets	5,676	8,521
Deferred income taxes	7,456	7,293
Total current assets	190,910	198,578
Property, equipment and leasehold improvements, net	27,365	27,215
Goodwill	8,607	8,607
Other assets	40,386	34,388
	$ 267,268	$ 268,788

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 8,358	$ 6,738
Accrued payroll and employee benefits	27,375	48,089
Deferred revenues	5,141	5,948
Total current liabilities	40,874	60,775
Other liabilities	25,178	19,456
Deferred rent	1,753	1,842
Total liabilities	67,805	82,073

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	118,858	108,071
Accumulated other comprehensive loss	(257)	(471)
Retained earnings	178,835	179,432
Treasury stock, at cost	(97,989)	(100,333)
Total stockholders' equity	199,463	186,715
	$ 267,268	$ 268,788

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended March 30, 2012 and April 1, 2011
(unaudited)
(in thousands)

	Quarters Ended
	March 30,	April 1,
	2012	2011

Net Income	$ 8,201	$ 8,003

Add back (subtract):

Income taxes	5,532	5,376
Interest income, net	(77)	(21)
Depreciation and amortization	1,144	1,064

EBITDA (1)	14,800	14,422

Stock-based compensation	4,457	3,815

EBITDAS (1)	$ 19,257	$ 18,237

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT: Exponent, Inc.
         (888) 656-EXPO